Exhibit 10.1


THIS LEASE SHALL BE OF NO FORCE AND EFFECT WHATSOEVER UNLESS AND UNTIL IT SHALL HAVE BEEN EXECUTED BY LANDLORD AND AN EXECUTED COPY THEREOF DELIVERED TO TENANT. THE DELIVERY OF THIS LEASE TO TENANT UNSIGNED BY LANDLORD SHALL NOT CONSTITUTE AN OFFER, BUT RATHER THE SOLICITATION OF AN OFFER FROM TENANT, WHICH LANDLORD MAY ACCEPT OR REJECT.

THIS AGREEMENT, entered into this 9th day of October, 2003, by and between:

AMB PARTNERS II, L.P., a Delaware limited partnership,
By: AMB Property, L.P. , a Delaware limited
partnership, its General Partner

By: AMB Property Corporation, a Maryland Corporation,
its General Partner

having offices at 60 State Street
Boston, Massachusetts 02109, hereinafter known as LANDLORD

And

MICROWAVE CONCEPTS, INC., a Delaware Corporation, having an office at 20 Just Road, Fairfield, New Jersey, 07004, hereinafter known as
TENANT

WITNESSETH:

ARTICLE 1 PREMISES - TERM OF LEASE

Landlord has demised and leased, and by these presents does demise and lease unto Tenant, and Tenant does hereby take and hire, upon and subject to the conditions hereinafter expressed, a portion of the building and improvements thereon (hereinafter sometimes referred to collectively as the Demised Premises), situated at 12 Gardner Road, Fairfield, New Jersey and more particularly described in Exhibit A attached hereto and made a part hereof.

TOGETHER also with all fixtures, machinery and equipment on the Demised Premises, as hereinafter further defined as "building equipment" in ARTICLE 24 DEFINITONS OF CERTAIN TERMS (the same is included within the definition of "Demised Premises").

TO HAVE AND HOLD the Demised Premises unto Tenant, its successors and assigns, for a Basic Term of sixty (60) months commencing ("Commencement Date") upon the issuance of a local Certificate of Occupancy and substantial completion of Landlord's Work. Landlord will make best efforts for occupancy to commence by 12/31/03.

ARTICLE 2 TENANT'S PROPORTIONATE SHARE OF THE BUILDING

Wherever in this Lease reference is made to Tenant's proportionate share of expenses including, but not limited to, insurance, repairs, taxes, assessments, charges as set forth in
Section 4.1 hereof, roof maintenance as set forth in Section 8.3 hereof, common area repair, replacements, operating and/or maintenance fees to cover wages and salaries as set forth in
Section 32.11 hereof, sprinklers, snow removal, HVAC repairs over and above routine maintenance as set forth in Section 8.1, impositions, any reference herein to additional rent or otherwise, said percentage shall be deemed to be eight and 09/100 (8.9%) percent. Notwithstanding the foregoing, Tenant's proportionate monthly share of expenses shall be fixed at Two Dollars and Fifty Cents per square foot ($2.50) for the Basic Term.

ARTICLE 3 NET BASIC RENT

Section 3.1 The Tenant covenants and agrees to pay to the Landlord during the term, without any setoff or deduction whatsoever, at the office of the Landlord, 25 Lindsley Drive, Morristown, New Jersey, 07960, or such other place as Landlord may from time to time designate in writing, a Net Basic Rent in the aggregate sum of Two Hundred Seventy Four Thousand, Five Hundred and 00/100 Dollars ($274,500.00). The parties have agreed that the Demised Premises consist of 6,100 square feet of floor space, and any actual variation therefrom shall not affect Net Basic Rent or "proportionate share" or anything else herein. The Tenant further agrees and covenants to pay the said Net Basic Rent in monthly installments, in advance on the first day of each month during the term of this Lease, commencing at the Commencement Date, calculated as follows:

Four Thousand, Five Hundred Seventy Five and 00/100 Dollars
($4,575.00) per month[add language that first six months rent shall be paid upon the Commencement Date]

In the event that the Commencement Date shall be other than the first day of a month, then the Tenant shall pay on the Commencement Date, the Net Basic Rent for the fractional portion of the month on a per diem basis until the first day of the next succeeding month, and the aggregate sum of Net Basic Rent to be paid hereunder shall be adjusted accordingly.

Tenant further covenants and agrees to pay all other sums that may become due under this Lease, or be payable by Tenant hereunder, at the time, and in the manner herein provided; and all other sums may, at Landlord's option, be deemed to be and treated as additional rent payable hereunder and added to any monthly installment of Net Basic Rent then due or thereafter falling due; and in the event of nonpayment, Landlord shall have all the rights and remedies herein provided for in the case of nonpayment of Net Basic Rent or of a breach of a condition. Anything above to the contrary notwithstanding, first months rent is due herewith.

Section 3.2 Landlord shall receive, except as herein otherwise specifically provided, all Net Basic Rent and all additional rent hereunder to be made by Tenant to Landlord free from any charges, taxes, assessments, fees, impositions, expenses or deductions of any and every kind or nature whatsoever. This is intended to be a "triple net Lease" with all payments to Landlord to be net of any expenses to it.

ARTICLE 4 PAYMENT OF TAXES, ASSESSMENTS, ETC.

Section 4.1 Tenant shall pay to Landlord as an additional rent promptly upon receipt of invoices from Landlord (except as hereinafter in Section 4.2 hereof provided), before any fine, penalty, interest or cost may be added thereto, or become due or be imposed by operation of law for the non-payment thereof its proportionate share (ARTICLE 2 TENANT'S PROPORTIONATE SHARE OF THE BUILDING) of all taxes, assessments, and charges, of any kind and nature whatsoever which at any time prior to or during the term of this Lease may be assessed, levied, confirmed, imposed upon or grow or become due and payable out of or in respect of, or become a lien on, the land and buildings and improvements of which the Demised Premises are a part, or any part thereof, (all of same being hereinafter referred to as "Impositions"). Tenant shall pay its proportionate share as above in advance in monthly installments estimated by Landlord together with Net Basic Rent. Landlord shall periodically adjust Tenant's account as and when such final tax billing is received, whereupon Tenant to pay to Landlord adjusted amount. Tenant to be responsible for all taxes allocable to Tenant's work or alterations or improvements.
Tenant responsible for all personal property taxes. Tenant shall make timely payment of all ad valorem or other taxes and assessments levied upon Tenant's stock of merchandise, fixtures, furnishings, furniture, equipment, supplies and other property located on or used in connection with the Demised Premises and of all privilege and business licenses, fees, taxes and similar charges.

Section 4.2 Nothing herein contained shall require Tenant to pay municipal, state or federal income taxes assessed against Landlord, municipal, state or federal franchise taxes imposed upon any corporate owner of the fee of the Demised Premises; provided however, that if at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so as to cause the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereon to be levied, assessed or imposed, wholly or partially as a capital levy, or otherwise, on the rents received therefrom, or as any other tax, corporation franchise tax, assessments, levy (including but not limited to any municipal, state or federal levy), imposition or charge, or any part hereof, then all such taxes, assessments, levies, Impositions or charges, shall be deemed to be included within the term "Impositions" for the purpose hereof, to the extent that such Impositions would be payable if the Demised Premises were the only property of the Landlord subject to such Impositions, and the Tenant shall pay and discharge the same as herein provided in respect of the payment of Impositions.

Section 4.3 Landlord will have the right, but not the obligation, to institute an action or actions seeking a reduction in the valuation of the land and building of which the Demised Premises are a part as it is asessed for tax purposes, or to undertake to settle formally or informally issues relating to the same. In the event that the Landlord institutes such an action or actions or undertakes such settlement discussions, the Tenant will be responsible to pay to Landlord, as additional rent, its proportionate share (ARTICLE 2 TENANT'S PROPORTIONATE SHARE OF THE BUILDING) of attorneys fees and disbursements and related costs (e.q. appraisal fees, filing fees) incurred on account of the same but in an amount not to exceed the cumulative amount of tax savings (Tenant's proportionate share) effected by the action or actions, or discussions regardless of the number of years of savings effected by the action (as by application of the "freeze act"), and regardless of whether the tax savings are in the form of a refund or credit against future taxes or otherwise.
Anything above to the contrary notwithstanding, Tenant shall not effect settlement of any issues relating to taxation without Landlord's prior written approval.

ARTICLE 5 SECURITY DEPOSIT BY TENANT

Section 5.1 The Landlord herewith acknowledges the receipt of Four Thousand, Five Hundred Seventy Five and 00/100 Dollars ($4,575.00) which it is to retain as security for the faithful performance of all of the covenants, conditions, and agreements of this Lease, but in no event shall the Landlord be obligated to apply the same on Net Basic Rent or additional rents in arrears or on damages for the Tenant's failure to perform the said covenants, conditions, and agreements; the Landlord may so apply the security at his option in which event Tenant shall deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times, and the Landlord's right to the possession of the premises for nonpayment of Net Basic Rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds this security. The said sum if not applied toward the payment of Net Basic Rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions, and agreements of this Lease is to be returned to the Tenant when this Lease is terminated, according to these terms, and in no event is the said security to be returned until the tenant has vacated the premises and delivered possession to the Landlord in accordance with the terms of this Lease.

In the event that the Landlord repossesses himself of the said premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants, conditions and agreements of this Lease, the Landlord may apply the said security on all damages suffered to the date of said repossession and may retain the said security to apply on such damages as may be suffered or shall accrue thereafter by reason of the Tenant's default or breach. The security, however, shall not limit Landlord's remedies for Tenant default or breach or limit Tenant's liability on account of same. The Landlord shall not be obligated to keep the said security as a separate fund, but may mix the said security with his own funds. Tenant shall not be entitled to interest on the security.

In the event Landlord invades the security deposit during the term, Tenant shall restore the same upon demand.

Section 5.2 The security deposited under this Lease shall not be mortgaged, assigned or encumbered by Tenant without the written consent of Landlord.

In the event of the termination of this Lease by reason of the filing by or against the Tenant of a petition in bankruptcy or assignment for the benefit of creditors, or upon the insolvency of the Tenant, title to the monies paid over to the Landlord as security deposit shall vest in the Landlord as liquidated damages and not as a penalty, free and clear of any claims of the Trustee in Bankruptcy, Assignee for benefit of creditors, or Receiver that may be appointed for the insolvent Tenant.

In the event of a bona fide sale, subject to this Lease, the Landlord shall have the right to transfer the security to the vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and if so transferred, the Tenant agrees to look to the new Landlord solely for the return of the said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord.

ARTICLE 6 INSURANCE

Section 6.1 Landlord shall (Tenant shall pay its proportionate share as additional rent) keep insured for the benefit of Landlord and the buildings of which the Demised Premises are a part and the building equipment against loss or damage by fire (and against such other risks as would be covered by an extended coverage endorsement to a fire insurance policy together with rent insurance endorsement in maximum available amount), in an amount not less than one hundred percent (100%) of the then full insurable value of said buildings and building equipment. The term "full insurable value" shall mean the actual replacement value (excluding foundation and excavation costs) and said "full insurable value" shall be determined by Landlord's engineers, or if Landlord so desires by one of the insurers acceptable to Landlord, at three year intervals or at such other times as Landlord may reasonably request. Payment by Tenant of its proportionate share as above shall be made upon demand by Landlord, and, at Landlord's option, Tenant shall pay the same in advance in monthly installments together with Net Basic Rent in an amount estimated by Landlord and to be adjusted when the premium(s) are fixed. Landlord reserves the right from time to time to modify the amount of coverage to less than full insurable value, and to modify deductible covered risks, and co-insurance. Landlord may carry such insurance in blanket form covering other properties of Landlord as well.

Section 6.1.1 In any event, Tenant shall also be responsible for one hundred percent (100%) of all premium increases due to alterations or improvements made by Tenant to the Demised Premises and/or the nature of Tenant's use. Tenant must give advanced notice of alterations and improvements to the insurance companies writing policy under Sections 6.1 and 6.2.

Section 6.2 Landlord shall (Tenant shall pay its proportionate share of the cost thereof) for the benefit and protection of Landlord, maintain:

(a) General public liability insurance against claims for bodily injury or death or property damage occurring upon common areas of the building of which the Demised Premises are a part and all lands outside the building and all elevators or any escalators therein and the adjoining streets, sidewalks and passageways, such insurance to afford protection to combined limits of not less than One Million and 00/100 Dollars ($1,000,000.00) in respect to bodily injury, death, or property damage. Landlord may carry such insurance in blanket form covering other properties of Landlord as well.

(aa) Umbrella/excess liability insurance in a sum to be determined by Landlord and with a retained limit to be determined by Landlord.

(b) Boiler explosion insurance on any steam boilers, pressure vessels and pressure piping in reasonable amount; broad form with repair and replacement clause.

(c) War risk insurance upon the building(s) of the Demised
Premises and the building equipment, as and when and to the extent that such insurance is obtainable from the United States of America or any agency thereof; in an amount not less than one hundred (100%) per cent of their then full insurable value;

(d) Sprinkler leakage insurance upon the building (both common and demised areas) and building equipment, but not contents, in an amount not less than ninety percent (90%) of their then full insurable value;

(e) Flood insurance in maximum available limits if required by Landlord's mortgagee.

(f) Such other insurance, including other features and assureds, as Landlord determines is usual and customary for the protection of the building and building equipment (both common and demised areas) of this character or as may be deemed by Landlord from time to time prudent and reasonable in view of new risks or changed conditions.

In the event, at any future time, per this Section 6.2, policies with higher limitations shall be reasonably necessary to protect Landlord and/or mortgagee, Landlord shall provide insurance as above with such higher limitations.

Section 6.3 With respect to losses on other than liability coverage, the loss shall be adjusted with the insurance companies by Landlord and shall be paid to Landlord or as directed by Landlord.

Section 6.4 During the course of any construction, repairs, alterations and additions to the Demised Premises by Tenant, Tenant shall maintain insurance as per this Article and/or
ARTICLE 10 CHANGES, ALTERATIONS AN NEW
CONSTRUCTION BY TENANT.

Section 6.5 Tenant shall provide at Tenant's sole cost and expense for the mutual benefit of Landlord and Tenant, and with Landlord named as an insured, comprehensive, broad form, general public liability insurance on an "occurrence" and not "claims made" basis affording protection in the combined limits of not less than Three Million and 00/100 Dollars ($3,000,000.00) and insuring against claims for bodily injury or death or property damage occurring upon the Demised Premises. The policy referred to herein must be issued by a Best's "A+" rated company admitted in the State of New Jersey.

All insurance provided for in this section by Tenant shall be effected under valid and enforceable policies issued by insurers of recognized responsibility, provided that if such policies are with underwriters outside of the United States, such underwriters must maintain trusteed funds within the United States. Upon execution of this lease, and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article, originals of the policies (or duplicates thereof issued by the respective insurers) shall be delivered promptly by Tenant to Landlord, or if Landlord so requires to the holder of any mortgage. Insurance shall not be in blanket form.

Section 6.6 Tenant shall maintain all-risk contents and business interruption insurance in maximum insurable amounts. Landlord shall have no remedy against Tenant for Tenant's failure to maintain the same, but notwithstanding Tenant's failure to maintain the same the Landlord shall be released from Tenant's claims on account of content damage and business interruption in accordance with ARTICLE 39 RELEASE AND WAIVER OF SUBROGATION.

Section 6.7 In the event cost of any insurances to Landlord or tenants of Landlord is increased by reason of any act or omission of Tenant, its agents, servants or employees, visitors or invitees, same (increase) shall be at the sole cost and expense of Tenant (Tenant shall also pay its proportionate share of cost before the increase as above). Tenant agrees not to bring or permit to be brought or kept in the Demised Premises, any flammable, combustible, or explosive fluids, material or other substances, or permit cooking, or permit unusual or objectionable odors to emanate from the Demised Premises or do anything or permit to be done anything which would increase insurance premiums as above.

Section 6.8 The policies to be provided by Tenant hereunder shall show Landlord as named insured and shall provide that insurer to give Landlord thirty (30) days advance written notice of cancellation or modification.

ARTICLE 7 OMITTED

ARTICLE 8 REPAIRS AND MAINTENANCE OF PREMISES, WASTE, COVENANTS

Section 8.1 Tenant takes the Demised Premises and building equipment "as is", (but is not absolved from the responsibility to bring the same to and maintain the same in good order and repair as set forth below notwithstanding Tenant takes the Demised Premises "as is") without warranty or representation by Landlord, or by anyone else, as and with all implied warranties waived. Tenant assumes risk of and responsibility for all latent and patent conditions at the Demised Premises. Tenant, at its cost and expense, shall bring the Demised Premises into good repair and condition and shall maintain and repair the Demised Premises (and all building equipment located in or upon or at or attached to the Demised Premises)-exterior or interior, foreseen or unforeseen, ordinary and extraordinary, structural and non-structural-as required to keep them in good condition including, but not limited to interior electrical, plumbing and HVAC systems, gas, bulbs, lamps, fixtures and equipment, painting, redecorating, plumbing, sprinkler, heating, ventilating and air conditioning and roof. Where appropriate, "maintain and repair" shall include replacement. (Tenant will be required to have in full force and effect at its expense an HVAC maintenance agreement approved by Landlord for the entire term of the Lease). Tenant shall keep and maintain all portions of the Demised Premises in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice. All improvements, and alterations and all building equipment, made or installed by Tenant (other than movable trade fixtures, furniture and furnishings) shall immediately upon completion or installation thereof be and become property of Landlord without payment therefor by Landlord and, except as hereinafter provided, shall be surrendered to Landlord upon the expiration or sooner termination of the term of this Lease in good order and condition, or at Landlord's option shall be removed by Tenant without damage to the Demised Premises, in which latter event, Tenant shall be deemed a holdover tenant (See ARTICLE 44 HOLDING
OVER) if it fails to remove same prior to the expiration date or sooner termination date of the term of this Lease. The movable trade fixtures, furniture and furnishings shall at Landlord's option become the property of the Landlord in the same manner as indicated above, if Tenant defaults in its Lease obligations.

Section 8.2 Tenant covenants not to do or suffer any waste or damage, disfigurement or injury to the Demised Premises, the buildings and land of which the Demised Premises are a part, or the building equipment thereof.

Section 8.3 Tenant will in additional to its Section 8.1 obligations with respect thereto, pay for its proportionate share of a full service-full coverage roof maintenance contract for the roof of the building of which the Demised Premises is a part from a roofing contractor providing without additional cost for regular periodic inspections (minimum of two (2) per year) and maintenance and a written report of same describing, among other things, the condition of the roof. The said contract will, among other things, provide without additional cost for, but not be limited to, the maintenance of flashing, caps, pitch pockets, coping, gravel stops, roof drains and strainers, expansion joints, leaders and gutters, and flashing of roof protrusions including mechanical equipment, fan housings, skylights, vent pipes, heating stacks and electrical conduit. Contractor will provide a written report of its inspection results to Landlord.

ARTICLE 9 USE OF PREMISES-COMPLIANCE WITH ORDERS, ORDINANCES,
ETC.

Section 9.1 Tenant covenants that the premises shall not be used for any unlawful purpose and shall be used solely for

Section 9.2 Tenant agrees that its obligation to make payment of the Net Basic Rent and additional rent on its part to be paid and to perform all the covenants and agreements on its part to be performed shall not be affected by any present or future law, ordinance, rule, regulation or order regulating or affecting the use which may be made of the Demised Premises. Notwithstanding the foregoing, Tenant shall not be responsible to make payment of the Net Basic Rent and additional rent if any such present or future law, ordinance, rule, regulation or order prevents the use of the Demised Premises by Tenant which cannot be cured by Tenant without unreasonable expense or undue hardship by Tenant. Landlord makes no representation concerning the consistency of Tenant's proposed and permitted use with zoning laws and other laws.

Section 9.3 Tenant covenants that, throughout the term of this Lease, Tenant will comply, at Tenant's sole cost and expense, irrespective of cost, whether or not foreseeable, and whether or not it involves any change in governmental policy, with all present and future laws, ordinances, recommendations, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and the orders, rules, recommendations and regulations of the National Board of Fire Underwriters, insurance services office and/or mutual service office and/or any insurance companies or any other body hereafter constituted exercising similar functions, whether or not the same require structural repairs or alterations, which may be applicable to the Demised Premises, the fixtures and equipment thereof and/or the use or manner of use of the Demised Premises, provided however that if any change in the Demised Premises is required by reason of Tenant's operations, Landlord reserves the option on thirty (30) days notice to terminate this Lease.
Tenant shall likewise observe and comply with the requirements and recommendations of all insurers of public liability, fire and all other types of insurance at any time outstanding with respect to the Demised Premises and the fixtures and equipment thereon.

Section 9.4 Additionally, Tenant shall be responsible to pay its proportionate share (see ARTICLE 2 TENANT'S PROPORTIONATE SHARE) of the cost of compliance with such laws, etc. applicable to the land and/or buildings of which the Demised Premises are a part, and/or applicable to the Demised Premises and any other area of the building (for this latter purpose, "proportionate share" shall mean a fraction the numerator of which is the square feet of the Demised Premises and the denominator of which is the square feet of the Demised Premises and the other area) provided however that if the need for compliance arises from the use of the Demised Premises by Tenant, then Tenant shall pay the entire cost of compliance and not a proportionate share.

ARTICLE 10 CHANGES, ALTERATIONS AND NEW CONSTRUCTION BY TENANT

Tenant shall have the right at any time and from time to time during the term of this Lease to make at its sole cost and expense, changes and alterations in or of the Demised Premises, subject, however, in all cases to the following:

(a) No structural change or alteration and no non-structural change or alteration shall be undertaken except after ten (10) days prior written notice to Landlord.

(b) No structural change or alteration, and no non-structural change or alteration involving an estimated cost of more than Five Thousand and 00/100 Dollars ($5,000.00), including but not limited to any restoration required by Article 8 hereof, shall be made without the prior written consent of Landlord.

(c) No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, any permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction. Landlord shall join in the application for such permits or authorizations whenever such action is necessary and without cost or liability to it.

(d) Any change or alteration shall be conducted under the supervision of an architect and/or engineer selected by Tenant and approved in writing by Landlord, and no such change or alteration shall be made except in accordance with detailed plans and specifications and cost estimates prepared and approved in writing by such architect and/or engineer and approved in writing by Landlord.

(e) Any change or alteration shall, when completed, be of such character as not to reduce the value of the Demised
Premises, and/or the building of which it is a part, below its value immediately before such change or alterations.

(f) Any change or alteration shall be made promptly and in good and workmanlike manner and in compliance with all applicable permits and authorizations and buildings and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, any national or local Board of Fire Underwriters and fire rating organization and any other body hereafter exercising functions similar to those of any of the foregoing.

(g) The cost of any such change or alteration shall be paid in cash or its equivalent so that the Demised Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Demised Premises.

(h) Worker's compensation insurance covering all persons employed in connection with the work and with respect to whom death and bodily injury claims could be asserted against Landlord or Tenant, and comprehensive broad form general public liability insurance for the mutual benefit of Tenant and Landlord, with combined limits of not less than Three Million and 00/100 Dollars ($3,000,000.00) in respect to bodily injury, death or property damage, shall be maintained by Tenant at Tenant's sole cost and expense at all times when any work is in process in connection with any change or alteration. All such insurance shall be in a company or companies acceptable to Landlord and shall include the Landlord's interest, and all policies or certificates therefore issued by the respective insurers shall bear notations evidencing the payment of premiums or be accompanied by other evidence satisfactory to Landlord of such payment and shall be delivered to Landlord before the work begins and shall include a thirty
(30) day cancellation notice to Landlord.

(i) If the change or alteration is structural or the estimated cost of any such change or alteration shall be in excess of Ten Thousand and 00/100 Dollars ($10,000.00) Tenant, before commencement of work, at Tenant's sole cost and expense, shall furnish to Landlord a surety company performance bond issued by a surety company acceptable to Landlord, or other security satisfactory to Landlord in an amount at least equal to the estimated cost of such change or alteration, guaranteeing the completion thereof within a reasonable time, free and clear of all liens, encumbrances, chattel mortgages, conditional bills of sale, and other charges, and in accordance with the plans and specifications approved by Landlord.

(j) No change or alteration shall, when completed, tie in or connect the Demised Premises with any other building on adjoining property.

(k) All alterations and improvements and building equipment provided by Tenant shall, at Landlord's option, either become the property of Landlord at Lease expiration or sooner termination at no cost to Landlord or shall be removed by Tenant without damage to the Demised Premises and the Demised Premises restored to its original condition.

ARTICLE 11 CONSTRUCTION LIENS

Tenant shall not suffer or permit any construction liens or notices of unpaid balance to be filed against the fee of the Demised Premises, nor against the Tenant's leasehold interest therein by reason of work, labor services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Demised Premises or any part thereof through or under Tenant and agrees to indemnify Landlord against such liens and notices. If any such construction lien or notice shall at any time be filed against the Demised Premises, Tenant shall within ten (10) days after notice of the filing thereof, cause the same to be discharged of record; provided, however, that Tenant shall have the right to contest the amount of validity, in whole or in part, of any such liens by appropriate proceedings but in such event, Tenant shall notify Landlord in writing and if requested by Landlord shall promptly bond such lien with a surety company acceptable to Landlord. Tenant shall prosecute such proceedings with all due diligence and dispatch.

Nothing herein contained shall be construed as a consent on the part of Landlord to subject the estate of the Landlord to liability under the Construction Lien Law of the State of New Jersey, it being expressly understood that the Landlord's estate shall not be subject to such liability.

ARTICLE 12 INSPECTION OF PREMISES BY LANDLORD, ETC.

Section 12.1 Tenant agrees to permit Landlord and the authorized representative of Landlord and of the holder of any mortgage or any prospective mortgagee or insurance inspectors/adjusters or prospective purchasers or prospective tenants to enter the Demised Premises at all reasonable times during usual business hours for the purpose of inspecting/exhibiting same. Nothing herein shall imply any duty upon the part of Landlord so to inspect or to do any work, which under any provision of this Lease Tenant may be required to perform.

Section 12.2 During the last twelve (12) months of the term of this Lease, or at anytime after Tenant default, Landlord and authorized representatives shall have the right to post signs on exterior regarding the leasing of the premises, and said signs to remain thereon without molestation. Landlord may place for sale signs on the exterior at any time and from time to time.

ARTICLE 13 INDEMNIFICATION OF LANDLORD

Tenant agrees during the Lease term and all renewals and extensions if any, to protect, defend, indemnify and save harmless Landlord against and from any and all losses, liability, costs and claims by or on behalf of any person or thing arising in whole or part from the conduct or management of Tenant's business or from any work or thing whatsoever done in and on the Demised Premises and common areas by Tenant, or any of its agents, contractors, servants, employees or licensees, visitors or invitees, and/or condition of Demised Premises, and/or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, and/or arising from any act or omissions of Tenant, and/or any of its agents, contractors, servants, employees or licensees, visitors, or invitees and/or arising from any accident, injury or damage whatsoever caused to any person or thing in or about the Demised Premises and the common areas (defined in Section 32.7), and from and against all costs, expenses and liabilities incurred on account of or in connection with or arising out of any such claim or act or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim or act, Tenant upon notice from Landlord covenants to resist or defend such action or proceeding by counsel satisfactory to Landlord at Tenant's sole cost and expense.

ARTICLE 14 DAMAGE OR DESTRUCTION

Section 14.1 In case of damage to or destruction of the Demised Premises and/or the buildings of which the Demised Premises are a part, by fire or other insured casualty, Landlord will promptly restore, repair, replace, rebuild or alter the same as nearly as possible to the condition they were in immediately prior to such damage or destruction. Such obligation of Landlord to restore, repair, or rebuild and the timing thereof is conditioned upon the receipt and limited to the amount of any insurance proceeds payable to Landlord (as opposed to mortgagees) on account of such damage or destruction. Such restoration, repairs, replacements, rebuilding or alterations shall be commenced promptly and prosecuted with diligence (unavoidable delays excepted) and shall not include any alterations or improvements made by Tenant or fixtures and equipment belonging to Tenant or leased by Tenant from third parties.

Section 14.2 In the event that such damage or destruction amounts to fifty (50%) percent or more of the Demised Premises or the building of which it is a part or in the event Landlord determines that said damage or destruction cannot be repaired or replaced within ninety (90) days of such damage or destruction, or in the event the same occurs in the last year of the Lease term, Landlord may, at its option, declare this Lease to be at an end by serving a written notice to that effect upon Tenant establishing a termination date not later than thirty (30) days from the date of such notice whereupon this Lease shall cease and come to an end at the end of said thirty (30) day period in the same manner as if it were the scheduled expiration of the term hereof. In such event Net Basic Rent and additional rent hereunder shall be adjusted as of the date of termination aforesaid and Landlord shall be entitled to the receipt of all insurance proceeds received for such damage or destruction.

Section 14.3 In the event of such damage or destruction and in the event Landlord does not terminate the Lease as above, rent shall abate in proportion to the inutility of the Demised
Premises from the date of the damage to the date the premises is restored and Tenant has full use and occupancy.

ARTICLE 15 TAKING BY EMINENT DOMAIN

Section 15.1 If the whole of the Demised Premises shall be taken under the power of eminent domain or the like, this Lease shall thereupon be terminated as if such termination were the scheduled expiration of this Lease, and Net Basic Rent and additional rent shall be adjusted as of the date of the termination aforesaid.

Section 15.2 If any part of the Demised Premises or any part of the lands and buildings of which the Demised Premises are a part shall be taken under the power of eminent domain or the like, Landlord, at its option, may terminate this Lease as if such termination were the scheduled expiration of this Lease, and Net Basic Rent and additional rent and charges shall be adjusted as of the date of termination aforesaid. If Landlord chooses in such event not to terminate the Lease, and if the taking be of a portion of the building on the Demised Premises itself, rent shall be adjusted equitably in proportion to the percentage taken, unless the taken portion shall exceed fifty (50%) percent and the remaining portion of the demised building shall be insufficient for the conduct of Tenant's business, in which event Tenant may by notice to Landlord within fifteen (15) days of the taking terminate this Lease. Tenant to notify Landlord within fifteen (15) days of the taking.

In all events, whether the taking be of all or a portion of the Demised Premises and/or building and land, and whether or not this Lease survives, the entire award including that for consequential damages, shall be the property of and shall be paid to Landlord, and Tenant hereby assigns all of its right, title and interest thereto and therein to Landlord. Tenant shall not be entitled to share in any award or awards made in condemnation proceedings for consequential damages or for the taking of the Demised Premises or any portion thereof or improvements or alterations or any appurtenances to the premises, vaults, areas or projections outside of the boundaries of the lands owned by Landlord, or rights in, under or above the streets adjoining said lands, or the rights and benefits of light, air, or access to said streets, or for the taking of space, or rights therein, below the surface of, or above, the Demised Premises all of which shall belong to Landlord.

Section 15.3 If the temporary use of the whole or any part of the Demised Premises shall be taken by any lawful power or authority, by the exercise of the right of condemnation or eminent domain or the like, or by agreement between Landlord and those authorized to exercise such right, Landlord shall give prompt notice thereof to Tenant, the term of this lease shall not be reduced or affected in any way. If at any time Tenant is prevented from the use of all or part of the Demised Premises, Tenant's responsibility to make payment of the Net Basic Rent, expenses or additional rent shall abate in proportion to Tenant's inutility and for so long as the same shall continue. If the temporary taking continues for one hundred twenty (120) consecutive days, Landlord or Tenant may terminate this Lease.

Section 15.4 If applicable New Jersey Law permits, Tenant is hereby given the right to bring its own proceeding against the condemning authority for the value of its fixtures, moving expenses, business interruption, it being expressly understood and agreed, however, that nothing herein shall be deemed to affect in any way the rights of Landlord as hereinabove set forth, and Tenant may pursue the same only to the extent that the same shall not reduce the award otherwise available to Landlord.

The entire award for a partial taking shall be paid to Landlord which, subject to its mortgagee's paramount right thereto, at its own expense, after receipt of award, shall (unless the Lease be terminated as above) restore the untaken part of the Demised Premises to substantially the similar condition and tenantability as existed prior to the taking. If Landlord's mortgagee shall take all or part of the award, Landlord, at its option, may terminate this Lease, or may restore, anything above to the contrary notwithstanding.

ARTICLE 16 CONDITIONAL LIMITATIONS - DEFAULT PROVISIONS

Section 16.1 In the event that Tenant shall default in the performance of any of the agreements, conditions, covenants, or terms herein contained on its part to be performed, (other than Net Basic Rent and additional rent herein), Landlord may, (but need not) after five (5) days upon prior written notice to Tenant, except in the case of an emergency where notice is required, perform the same for the Tenant without waiving or releasing Tenant from any obligations of Tenant in this Lease contained or if Tenant defaults in the provision of insurance or suffers a default which creates an emergency condition and fails to correct the same within twenty four (24) hours after written notice from Landlord or its agent of the same, then Landlord may (but need not) after such notice without waiving or releasing Tenant from any obligations of Tenant in this Lease contained perform the same for Tenant, and Landlord shall have the right to enter the Demised Premises for the purpose of correcting or remedying such default and to remain therein until the same shall have been corrected or remedied. Any amount paid, or any expense or liability incurred, by Landlord, in the performance of same, shall be deemed to be additional rent payable by Tenant hereunder, and may, at Landlord's option, be added to any Net Basic Rent then due, or thereafter falling due hereunder or shall be payable on demand, together with interest thereon at the annual rate equal to five (5%) percent above the then current prime interest rate as published in the Wall Street Journal, which interest shall commence to rent as of the date of payment and which sums, including the said interest, shall be deemed to constitute additional rent. This section shall not be operative with respect to non-monetary defaults which are impossible to correct within five (5) days so long as Tenant has commenced to correct such default before the expiration of said five (5) day period (where five (5) day period is applicable, as above) and continued diligently to correct same and has corrected the same within thirty (30) days after expiration of the thirty (30) day grace period above. This exception does not apply to emergency conditions. All sums so paid by Landlord and all incidental costs and expenses in connection with the performance of any such act by Landlord, together with interest thereon at the annual rate equal to five (5%) percent above the then current prime interest rate as published in the Wall Street Journal, commencing from the date of making of such expenditure by Landlord, shall be payable to Landlord on demand or at the option of Landlord may be added to any installment of Net Basic Rent then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums with interest as aforesaid. All sums which may become payable to Landlord by Tenant as in this Article provided shall be deemed additional rent hereunder, and Landlord shall (in addition to any other right or remedy of Landlord) have the same rights and remedies in the event of the nonpayment of any such sums by Tenant as in the case of default by tenant in the payment of the Net Basic Rent.

Section 16.2 Upon the continuance of any non-monetary breach or violation by Tenant of any of the terms, covenants, agreements or conditions of this Lease for a period of five (5) days after any written notice, and regardless of whether Landlord has acted under Section 16.1, the Landlord may at its election terminate this Lease, and all of the estate of the Tenant in the Demised Premises shall come to an end and the Landlord may thereupon reenter the Demised Premises as of his former estate. Any waiver by the Landlord of any breach shall not be deemed a waiver of any similar or other further breach. All waivers by Landlord to be in writing. No waivers by operation of law. The termination as above shall be unaffected by virtue of Landlord's performance on behalf of Tenant per Section 16.1 above, and Tenant shall be responsible for the same notwithstanding termination.

Section 16.3 If the Tenant shall be dispossessed or removed from the Demised Premises or if Tenant shall substantially vacate the Demised Premises or abandon same, or if the term hereof shall end prior to the expiration date of this Lease pursuant to
Section 16.2 above, the Tenant does hereby authorize and empower Landlord, at its option, (Landlord has no duty to mitigate) to reenter the Demised Premises as agent of the Tenant, or for its own act, or otherwise, and to relet the same or any portion thereof, for any term expiring either prior to the expiration date of this Lease or simultaneously with or beyond such date, or from time to time as opportunity may offer, and to repair and remodel the same, if necessary, or desirable, for reletting purposes, and to receive and apply the Net Basic Rent and additional rent so received to the cost of reletting, repairing, reentering and remodeling, and payment of all fees and commissions to brokers or finders, and the balance to the payment of the Net Basic Rent and additional rent due hereunder. The Tenant shall remain liable for any deficiency between the Net Basic Rent and additional rent due hereunder and the amounts applied to Net Basic Rent, if any, which may result from such reletting, if any, which deficiency shall, at the Landlord's option, be payable monthly as the amount thereof shall be ascertained, or the Landlord may elect to have Tenant in such event pay upon demand-and then the Tenant shall be responsible to pay upon demand-the accelerated aggregate Net Basic Rent and additional rent due hereunder to the scheduled expiration date of Lease; and in such event as and when Net Basic Rents are collected from substitute Tenant, if any, during the balance of term hereby demised (net of all Landlord expenses in reletting) the same shall be remitted by Landlord to Tenant up to the accelerated amount paid as above. The right of Landlord to collect any such deficiency shall be limited to the unexpired portion of the Lease. Tenant shall not be entitled to surplus, if any.

The Tenant further agrees that notwithstanding any entry or reentry by Landlord, whether by summary proceedings, termination or otherwise, it will pay and be liable for, on the day originally fixed herein for the payment thereof, amounts equal to the several installments of New Basic Rent and additional rent reserved herein, and shall remain responsible for additional rent reserved herein, and shall remain responsible for the performance of all other terms, conditions and covenants herein, in the same manner as if the Landlord had not entered or reentered therein. No entry by the Landlord, whether had or taken under summary proceedings or by Lease termination or otherwise, shall be deemed to absolve or discharge the Tenant from liability hereunder nor to constitute the acceptance of a surrender.

Section 16.4 If, at any time during the term hereof, any proceedings shall be instituted by or against the Tenant, resulting in the exercise of jurisdiction by any court over the estate or property of the Tenant, or if proceedings shall be instituted by or against the Tenant pursuant to any provisions of any Act of Congress relating to bankruptcy, or pursuant to any other proceedings at law or in equity, in any court, as a bankrupt or as a debtor under such Act of Congress or as an insolvent corporation or insolvent person; or if a receiver, sequestrator, custodian, conservator, trustee or other officer shall be appointed of the Tenant, or any of its property; or if the Tenant shall compound its debts or assign its estate or effects for payment thereof, or if any execution, attachment, distraint or other legal proceedings shall issue against the Tenant or its property on the Demised Premises, and a sale be had thereof, of if this Lease shall, by operation of law, devolve upon or pass to any one other than the Tenant then, and in any such events or contingencies, this Lease shall, at the option of the Landlord, cease and come to an end, and the Landlord shall thereupon become entitled to reposses the Demised Premises and reenter the same as of its former estate by giving notice, in writing, specifying the date upon which the Landlord will reenter, reposses or recover possession of the Demised Premises which date shall not be less than five (5) days after the giving of such notice.

Section 16.5 In the event of the termination of this Lease as the result of any election exercised by the Landlord pursuant to the terms of this Article, the Landlord shall be entitled to the rights, remedies and damages set forth in this Article and elsewhere in this Lease and at law and equity. Tenant waives the service of notice of intention to reenter as provided for in any statute and also waives any and all right of redemption in case Landlord obtains possession by reason of Tenant's default. The terms "enter", "reenter", "entry" or "reentry", as used in this Lease are not restricted to their technical legal meaning.

Section 16.6 Nothing in this Article shall be construed to permit an assignment of the Lease or a reletting or underletting by the Tenant except in the manner permitted by this Lease.

Section 16.7 Tenant agrees to pay as additional rent all attorney's fees and other expenses incurred by Landlord in enforcing any of the obligations under this Lease.

Section 16.8 If any of the events mentioned in this Article shall occur before the commencement of this Lease, this Lease and term hereby granted, as well as all of the right, title and interest of the Tenant hereunder shall thereby, at the option of the Landlord, be cancelled and terminated, and, in such case, neither the Tenant nor any one claiming under the Tenant shall be entitled to take, or enter into, possession of the Demised Premises.

ARTICLE 17 INVALIDITY OF PARTICULAR PROVISIONS

If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. The laws of the State of New Jersey shall govern the validity, performance and enforcement of this Lease.

ARTICLE 18 NOTICES

All notices by either party to the other provided for in this Lease shall be in writing and shall be sent by Certified or Registered mail, return receipt requested, or by overnight delivery service such as Federal Express, addressed to Tenant at Tenant's address set forth above, and addressed to Landlord at Landlord's address set forth above, or to such other address as may be designated by either party to the other by like notice, or may be personally delivered at the address set forth above and the date on which such notice is received shall be the date of the giving of such notice, unless the same is refused or unclaimed, in which event the notice will be deemed given the date the same was deposited in the United States mail, postage prepaid. Any bill, statement or communication, other than notices provided for in this Lease, which Landlord may give to Tenant shall be sufficiently given if delivered to Tenant personally or left at the Demised Premises with a person in Tenant's employ or sent by mail addressed to Tenant at the Demised Premises or the last known address of Tenant, and the date of such service or deposit in the mail shall be deemed the date of the rendition of any such bill, statement or communication. A contemporaneous copy of all notices to Landlord shall be sent certified, return, receipt, requested, to such counsel or address as Landlord may from time to time designate in a written notice to Tenant and to Tenant at Kalin & Associates, P.C., 494 8th Avenue, Suite 800, New York, N.Y., 10001 or to such other counsel or address as Tenant may from time to time designate in a written notice to Landlord.

ARTICLE 19 SURRENDER OF PREMISES

Tenant shall, upon expiration or earlier termination of this Lease, surrender to Landlord the Demised Premises and building equipment together with all replacements thereof (except its movable trade fixtures, machinery and equipment, furniture and furnishings) in good order, condition and repair, and broom clean, except as provided under ARTICLE 8 REPAIRS AND MAINTENANCE OF PREMISES, WASTE, COVENANTS.

ARTICLE 20 QUIET ENJOYMENT

Landlord covenants and agrees that Tenant, upon paying the Net Basic Rent and additional rent herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, shall lawfully and quietly hold, occupy and enjoy the Demised Premises during the term of this Lease free from intentional molestation or hindrance by act of Landlord. This covenant is not intended to imply any covenants or warranties, including covenant against latent defect.

ARTICLE 21 TERMINATION OF LANDLORD'S LIABILITY

The term "Landlord" as used in this Lease (so far as covenants or obligations on the part of Landlord are concerned), shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers of the title to such fee, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, provided that, any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant. Anything above to the contrary notwithstanding, Tenant will be noticed upon any transfer by Landlord.

ARTICLE 22 CERTIFICATES BY TENANT AND LANDLORD

Tenant and Landlord agree at any time and from time to time upon not less than fifteen (15) days notice by either to the other to execute, acknowledge and deliver to either a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) whether or not there are then existing any offsets or defenses against the enforcement of any of the terms, covenants, or conditions hereof upon the part of Tenant to be performed (and if so specifying the same), (c) that Landlord has completed its work obligations, if any, and (d) the dates to which the Net Basic Rent and additional rent have been paid in advance, if any, it being intended that any such statement delivered pursuant to this article may be relied upon by any prospective purchaser or mortgagee of the fee of the Demised Premises or any assignee of any such mortgagee.

ARTICLE 23 AGENCY

In the event that, within fifteen (15) days following receipt of written request from Landlord, Tenant fails to execute, acknowledge and deliver any instrument or instruments as required under this Lease, Landlord is hereby appointed Tenant's attorney-in-fact, coupled with an interest, for the purpose of executing, acknowledging and delivering any such instruments for and on behalf of Tenant. Tenant's failure to respond within said fifteen (15) day period shall be deemed an automatic acknowledgment and execution of any such instrument in the form submitted to Tenant. If any person who may request such instrument or be a party to any such instrument refuses to recognize Landlord as the true and lawful attorney-in-fact of Tenant or to accept said automatic acknowledgment and execution by Tenant, Landlord, in addition to all other remedies for Tenant breach set forth elsewhere herein and at law and equity, shall not be required to perform any of Landlord's covenants hereunder until such time as Tenant has executed, acknowledged and delivered the requested instruments.

ARTICLE 24 DEFINITIONS OF CERTAIN TERMS

For all purposes of this Lease, unless the context otherwise requires,

(a) "Term of this Lease" or words of similar import shall be construed to mean the Basic Term and any renewal term which has become effective.

(b) "Unavoidable delays" or words of similar import shall be construed to mean delays due to strikes, lock-outs, acts of God, inability to obtain labor or material, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or similar causes beyond reasonable control of Landlord or Tenant, as the case may be.

(c) "Movable trade fixtures, furniture and furnishings" shall be construed to mean trade fixtures, machinery, furniture, furnishings and equipment used or procured for use in connection with the operation of any business conducted on the Demised Premises, installed at the cost and expense of Tenant and not purchased from Tenant by Landlord, during the term of this Lease and not permanently affixed to the realty.

(d) "Building equipment" shall be construed to mean and include and not limited to, the equipment, fixtures, motors and machinery used or procured for use in the operation and maintenance of the buildings of which the Demised Premises are a part, including but without limiting the generality of the foregoing, all heating, lighting, air conditioning, ventilating, gas and electric, plumbing, and passenger and freight elevator systems, craneways, transformers, automatic doors, electric appurtenances, and equipment, whether installed by Tenant or Landlord prior to the commencement of the term of this Lease or by Landlord or Tenant at any time during the term. In addition, any fixtures, machinery or equipment (whether or not used in the operations of the buildings as such) and all replacements thereof, shall for the purpose hereof be construed to be building equipment and shall be the property of Landlord.

ARTICLE 25 CUMULATIVE REMEDIES - NO WAIVER - NO ORAL CHANGE

The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case any breach or threatened breach by Tenant of any provision of this lease. The failure of Landlord to seek redress for violation of, or to insist in any one or more cases upon the strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver or relinquishment for the future of such covenant or option. A receipt by Landlord of Net Basic Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach, and no waiver, change, modification or discharge by Landlord of any provision in this Lease shall be deemed to have been made or shall be effective unless expressed in writing and signed by Landlord.

In the event of a breach or threatened breach by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of obtaining possession of the Demised Premises by reason of Tenant's violation of the provisions of this Lease.

ARTICLE 26 COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES

It is further covenanted and agreed by and between the parties hereto that the covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns, subject to the provisions of this Lease.

ARTICLE 27 SUBORDINATION

This Lease shall be subject and subordinate to all ground or underlying leases and to all mortgages or deeds of trust now or hereafter affecting such leases, and to all mortgages or deeds of trust which may now or hereafter affect the Demised Premises and/or the lands and buildings of which the Demised Premises form a part, whether such mortgages or deeds of trust cover only the same or a blanket mortgage or deed of trust covering other premises in addition to the same and to any renewals, modifications, consolidations, replacements or extension thereof. The recording of such mortgages or deeds of trust shall have preference and precedence and be superior and prior in lien to this Lease, regardless of the date of recording. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee or trustee. Tenant shall execute promptly any instrument which Landlord may request in confirmation or furtherance of such subordination and hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such instrument for and on behalf of Tenant. If Tenant shall fail to execute such instrument on demand, Landlord shall be entitled to the remedies of Lease termination and/or damages and/or injunction.

Tenant agrees that it may not assert against mortgagee or anyone else holding through mortgagee, including purchaser at a foreclosure sale, any breaches or remedies for breaches of the Lease by Landlord, which breach or breaches occur prior to mortgagee's or anyone holding under it (including purchaser at a foreclosure sale) succeeding to the interest of the Landlord under the Lease by reason of default.

The mortgagee or anyone holding through the mortgagee shall not be: (a) liable for any act or omission of the Landlord, except as otherwise provided by law; and (b) subject to any offsets or defenses which the Tenant might have against the Landlord, except as otherwise provided by law; or (c) bound by any Net Basic Rent or additional rent which the Tenant might have paid to the Landlord for more than the current month; or (d) bound by any amendment or modification of the Lease made without its consent; or (e) liable for the return of security deposited under this Lease, unless the same shall have been actually received by mortgagee or anyone holding through the mortgagee.

Tenant will make any and all changes to the form of this Lease required to secure the consent of Landlord's mortgagees, present or future, so long as same do not affect monies payable hereunder by Tenant or materially affect Tenant's other rights and obligations hereunder.

In the event the Landlord seeks to procure mortgage loans or desires to recast existing mortgage loans on the premises, or to sell the building, then at the request of the Landlord, the Tenant will furnish to the Landlord copies of its most recent publicly available financial statement prepared by a certified public account in aid of the application by the Landlord for such a loan or its sale contract.

ARTICLE 28 ASSIGNMENT, SUBLETTING

Tenant shall not assign, mortgage or encumber this Lease, or sublet, underlet, license or permit the Demised Premises or any part thereof to be used by others, whether voluntarily or by operation of law or otherwise, without the prior written consent of Landlord in each instance which consent shall not be unreasonably withheld. If this lease be assigned or if the Demised Premises or any part thereof be underlet or occupied by anyone other than Tenant, without Landlord consent, Landlord may collect rent from the assignee, undertenant or occupant and apply the net amount collected to all rent herein reserved, but no such collection on account of such assignment, underletting, or occupancy shall be deemed a waiver of this covenant or the acceptance of the assignee, undertenant or occupant as tenant, or a release of the performance of the covenants on Tenant's part herein contained. A consent by Landlord to an assignment or subletting shall not in any manner be construed to relieve Tenant or any assignee or undertenant from obtaining the consent in writing of Landlord to any further assignment or underletting nor shall it be construed as relieving Tenant or its assignor of its obligations hereunder.

For the purpose of this ARTICLE 28 it shall be "reasonable" for Landlord to withhold consent to sublease or assignment for, among other things, (a) failure of subtenant/assignee to demonstrate that it has an SIC number (See ARTICLE 46) which does not invoke I.S.R.A., or (b) failure of subtenant/assignee to deliver a certificate that it has never been cited for any environmental violation, or (c) failure of subtenant/assignee to deliver the affidavit required by ARTICLE 46 and which shows subtenant/assignee's operations do not include the use of hazardous or toxic substances as defined by I.S.R.A., or (d) failure of subtenant/assignee to certify that its use of the demised premises will conform with all applicable zoning ordinances and other statutes, ordinances, rules and regulations applicable to the demised premises, or (e) the subtenant's/assignee's use being hazardous, unsafe, or inconsistent with existing Casualty Insurance Company's requirements or recommendations or those of applicable Fire Rating Organization, or (f) a prospective increase in building insurance on account of the nature of subtenant's/assignee's use, or (g) anything else which is inimical to Landlord's interests and/or the building of which the demised premises is a part.

In the event of either subletting or assignment, Tenant shall remain responsible hereunder jointly and severally with subtenant or assignee. If landlord consents to an assignment, there shall be payable to Landlord by assignee and Tenant jointly and severally the consideration paid for the assignment. If the assignment is made in the context of a sale of other assets from Tenant to assignee, and the allocation of sale price to the assignment is less than market value, assignee and Tenant jointly and severally shall be responsible to pay Landlord the market value of the assignment. The aforesaid shall be payable to landlord in additional to all rentals and other monies due hereunder to Landlord.

If Landlord consents to a subletting, there shall be payable to Landlord by subtenant and Tenant, jointly and severally, the difference between the reserved rent and additional rent herein on the one hand and the rent and additional rent paid pursuant to the sublease on the other hand if the latter is greater than the former. The aforesaid shall be payable to the Landlord at the time rental under the sublease is payable to the Tenant and is in addition to all rentals and additional rentals and other monies due hereunder to Landlord.

Tenant shall in all events provide Landlord with a certified true copy of the proposed assignment or sublease with its application for consent, and shall provide Landlord with a certified true copy of the fully executed copy of the assignment or sublease, if consented to, within five (5) days after execution.

Anything above to the contrary notwithstanding, in the event Tenant desires to assign this lease or to sublet all or part of the Demised Premises, Landlord shall have the right, within thirty (30) days after receipt of application from Tenant for consent to such assignment or subletting, together with a certified copy of the proposed assignment or sublease to terminate this Lease by giving Tenant notice of its election to do so, and such termination shall become effective (as if it were the originally scheduled expiration date of the term of the Lease) on the commencement date of the proposed sublease or the effective date of the proposed assignment, as the case may be, but in no event later than thirty (30) days after giving such notice, and the basic annual rent and all other charges payable by Tenant shall be adjusted and apportioned as of the date of termination. If Landlord consents, as above to any assignment or sublease, the same shall not construed in anywise to void Landlord's option as herein contained in the event of any further assignment or subletting. Once the application for the consent is made as above, it may not be withdrawn by Tenant until thirty
(30) day period has expired.

"Assignment" shall be deemed to include all voluntary and involuntary transfers and those effected by operation of law, including but not limited to merger or consolidation of Tenant with or it acquisition by another entity, insolvency, bankruptcy, a mortgage of Tenant's leasehold estate, sale of the leasehold or an execution levied against Tenant's leasehold estate, and Tenant's assignment for the benefit of creditors. Assignment shall also include a sale, pledge or other disposition of all or any of Tenant's capital stock or partnership interests, whether voluntary, involuntary or by operation of law.

ARTICLE 29 TENANT'S FAILURE TO COMPLY WITH GOVERNMENTAL
REGULATION

In the event that Tenant fails to comply with Governmental regulations, rules, statutes, ordinances, orders and the like, pertaining to the Demised Premises and/or the use of the premises (see ARTICLE 9 USE OF PREMISES - COMPLIANCE WITH ORDER, ORDINANCES, ETC. above) or in the event of any breach or non-performance of any other covenant or condition of this Lease by the Tenant, the Tenant agrees to hold the Landlord harmless from any fines, costs, fees, expenses, losses or liability that may arise in connection therewith.

ARTICLE 30 TENANT'S PERSONAL PROPERTY

In the event of a monetary default for nonpayment of Net
Basic Rent and expenses by Tenant of any terms, covenants, agreements, or conditions of this Lease, then Landlord at its option, without notice or other act, shall become the owner of any or all of Tenant's equipment, fixtures, chattels, and inventory and other personal property at Demised Premises to secure sums due Landlord hereunder, and Landlord may thereupon take possession of any or all of the above, and Tenant shall not remove same from the Demised Premises without Landlord consent, and the same may be sold by Landlord and surplus proceeds after payment of arrears and costs of sale to Landlord shall be returned to Tenant. Sale may be public or private and with or without advertisement as Landlord may deem appropriate. Landlord may bid at sale.

Tenant agrees not to create or suffer to be created, a lien on any alterations, improvements, or repairs to the Demised
Premises.

Landlord may, without notice, at its option, appropriate, sell, store or otherwise dispose of any personal property, inventory, fixtures, equipment and chattels left on or about the Demised Premises by Tenant after Tenant has vacated and/or after the Lease has been terminated or expired. Tenant to be responsible for costs of storage and disposition and shall have no rights to share in any of the net proceeds. At the Landlord's option, Tenant shall, at its expense, remove from the Demised Premises the aforesaid items. This clause is intended to be supplementary to and not in limitation of any of the other clauses of this Lease and in the event of a conflict between the rights of Landlord in Tenant's inventory, fixture, chattels, and personal property created by this clause or any other clause in this Lease, that clause which creates the greatest rights of the Landlord shall control.

ARTICLE 31 SIGNS

Tenant is hereby given the right subject to Landlord's written consent, to erect a sign on the Demised Premises (but in no event to be located on the roof) subject to all governmental regulations pertaining thereto, it being understood, however, that Landlord does not represent the structure or any part of the Demised Premises as to capability of holding any such sign. Tenant shall be responsible for repair and maintenance of the sign and for its removal when so demanded by Landlord. The size of the Tenant's sign will be limited to Tenant's proportionate share of total square feet of signage for the building permitted by applicable law.

ARTICLE 32 MISCELLANEOUS

Section 32.1 No receipt of monies by the Landlord from the Tenant or payment into court by the Tenant, after default by Tenant of any covenant or condition of this Lease shall reinstate, continue, or extend the term of this Lease, or affect any notice theretofore given to the Tenant, or operate as a waiver of the right of the Landlord to recover possession of the Demised Premises by proper suit, action, proceeding, or remedy; it being agreed that after the existence of such default, the Landlord may demand, receive and collect any monies due or thereafter falling due, without in any manner affecting such default or notice thereof, proceedings or suit or action, order or judgment taken on account thereof; and any and all such monies collected shall be deemed to be payments on account of the use and occupancy of the said premises or, at the election of the Landlord, on account of the Tenant's liability hereunder.

Section 32.2 Landlord shall have the right to assign all of Landlord's right, title and interest in and to this Lease to an individual, partnership, joint venture or corporation, in existence or to be organized, in which event Landlord shall not thereafter be liable for the covenants and agreements to be observed and performed by the Landlord hereunder.

Section 32.3 The rights and remedies given to Landlord or Tenant in this Lease are distinct, separate and cumulative, rights and remedies and no one of them shall be deemed to be in exclusion of any of the others or of any rights and remedies available at law or equity.

Section 32.4 Tenant represents and covenants by the execution hereof, that it has not contacted or dealt with any real estate broker, agent or salesman regarding the within Lease other than Evergreen Commercial Real Estate, Notchview Office Park, 1037 Route 46 East, Suite 204, Clifton, New Jersey, 07013 and Tenant agrees to indemnify, defend and save Landlord harmless from any and all brokers' commission or finder's fee or similar claims asserted by others.

Section 32.5 Landlord reserves the right to refuse admission to the lands and buildings and the Demised Premises, outside of ordinary business hours, to any person not known to any watchman in charge or properly identified; to eject any person from the lands and buildings whose conduct may tend to be harmful to the safety and interests of the tenants and the property therein; to close any part of the land and buildings during any riot or other commotion where persons or property may be imperiled.

Section 32.6 Whenever "floor area" is used in this Lease, it shall be deemed to mean the number of square feet of floor space within the exterior faces of the exterior walls, without deduction for any space occupied by or used for columns, stairs, or other interior construction or equipment. The center of the wall shall be used in case of party walls and walls between spaces occupied by two or more separate tenants.

Section 32.7 Landlord grants to Tenant, in common with the other tenants and their agents and employees and customers and persons doing work for or business with tenants on the lands and buildings, the right to use the "common areas" consisting of the parking areas, roadways, driveways, pathways, sidewalks, entrances and exits designated by Landlord for common use, and other common (undemised) areas of the building subject to the terms and conditions of this Lease.

Section 32.8 The Landlord or its managing agent may maintain the common areas and undemised areas of land and buildings and common utilities and common building equipment and fixtures, fire fighting equipment, curbs, culverts, drainage facilities, landscaping, retaining walls, parking areas, fences, signs, common electric lines, pipes and installation of every kind serving the lands and buildings, lawn and fire sprinkler equipment, and roof, (referred to collectively in this Article as "common areas") and, in connection therewith, shall have the right to incur, in its sole discretion, such reasonable expenses as may be required (a) to maintain and keep in good repair and redecorate (including the making of any necessary replacements) all portions of the common areas including but not limited to paving, grading and marking of the parking area and roadways and driveways and; (b) to keep the common areas reasonable free from accumulated snow, ice and refuse, and open for use and fully lighted during all business hours; (c) to keep the curb cuts, sidewalks, and curbs, if any, adjacent to and immediately in front of the building in good condition and repair, and reasonably free from accumulated snow, ice and refuse, and to comply with all governmental requirements respecting same; (d) to establish reasonable reserves for the replacement of the paving; and (e) to supply the common areas with utilities. Landlord may also incur such other reasonable expenses as may be required to maintain and operate the common areas as a first class building. All of the costs and expenses herein shall be referred to as common areas repair, replacement, operating and/or maintenance costs.

Section 32.9 Anything herein to the contrary contained notwithstanding, Tenant agrees that any repairs, replacements or maintenance required to be made to the common areas of the lands and buildings of which the Demised Premises are a part and all building equipment and facilities appurtenant thereto (and not located in or upon or at or attached to the Demised Premises) caused in whole or in part, by the negligence of Tenant, its agents, servants or employees, visitors or invitees, shall be the sole responsibility of Tenant and will not be pro rated among all tenants of the buildings of which the Demised Premises forms a part.

Section 32.10 The common areas of the lands and building shall be subject to the exclusive control and management of Landlord, and Landlord shall have the right to establish, modify, change and enforce reasonable rules and regulations, Exhibit B, with respect to the common areas and Tenant agrees to abide by and conform with such rules and regulations. Tenant agrees that it and its employees will park their trucks, delivery vehicles and automobiles only in such of the parking areas as Landlord from time to time designates for that purpose. Landlord shall have the right to close any part of the common areas for such time as may, in the opinion of Landlord's counsel, be necessary to prevent a dedication thereof, or the accrual of any rights in any person, or to clean and repair the same, or for any other purpose, and to close any part of the parking area for such time as Landlord deems necessary for any purpose, and to do other things in the parking areas as Landlord in its discretion deems reasonable and necessary for the benefit of the lands and building. Landlord's discretion shall not be reviewable.

Section 32.11 In each Lease year Tenant will pay to Landlord, as additional rent, subject to the limitation hereinafter set forth, its proportion (determined in the manner set forth in ARTICLE 2 TENANT'S PROPORTIONATE SHARE OF THE BUILDING) of the common areas repair, replacement, operating, and/or maintenance costs referred to above. Tenant will pay as Additional Rent a management fee of five (5%) percent of Net Basic Rent to cover wages and salaries of all persons engaged in the maintenance, leasing and operation of the building, land and common areas. For the first year of the Lease term and the last year of the Lease term (to the extent that either or both of said years are portions of a full calendar year), the Tenant's proportionate share shall be multiplied against the product of all of the common areas repair, replacement and operating and/or maintenance costs for the subject first (or last) calendar year multiplied by a fraction, the numerator of which is the number of days in the subject calendar year which fall within this Lease term, and the denominator of which is three hundred sixty (360). Tenant shall pay its "proportionate share" of above upon demand and, as the Landlord shall determine, in periodic installments, including estimated advance installments. If the Tenant shall fail within ninety (90) days after the assessment against it of common areas, repairs or replacement, operating and/or maintenance costs or charges to object thereto, then Tenant shall be foreclosed thereafter from objecting to or challenging the same.

Section 32.12 Landlord shall have the right but not the obligation to enter upon the Demised Premises at all reasonable hours for the following purposes (as well as those set forth elsewhere herein): to inspect or protect the same; to effect compliance with any law, order or regulation of any governmental authority having jurisdiction; to make or supervise repairs, additions or alterations to the same or the building of which the Demised Premises are a part, and to take all materials thereon that may be required therefore; to erect, use and maintain pipes and conduits in and through the Demised Premises; and to alter, decorate or otherwise prepare the Demised Premises for re-occupancy at any time after Tenant has vacated the same or shall have removed substantially all of its property therefrom. None of the foregoing shall constitute an actual or constructive eviction of Tenant or a deprivation of its rights, nor subject Landlord to any liability or impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the building of which the Demised Premises are a part, or any part thereof, other than as herein specifically provided, or entitle Tenant to any compensation or diminution or abatement of the Net Basic Rent reserved.

Section 32.13 It is agreed between the parties that this Lease shall be of no force and effect whatsoever unless it shall have been executed by the Landlord and an executed copy thereof delivered to the Tenant.

Section 32.14 Tenant covenants not to place this Lease on record.

Section 32.15 Attached hereto is resolution of the Tenant's
Board of Directors, unmodified since then, authorizing the signatory hereto to enter into this Lease on behalf of Tenant. The signatory hereto for Tenant represents and warrants that he has been authorized by resolution of the Board of Directors to execute this Lease on behalf of Tenant. The signatory hereto for Landlord represents that he is authorized to bind the partnership by his signature.

Section 32.16 All negotiations, considerations, representations and understandings between the parties are incorporated in this Lease, and Tenant acknowledges and agrees that Landlord, its agents and representatives, have made no representations, warranties or promises with respect to the land and buildings or the Demised Premises except as may be expressly set forth herein.

Section 32.17 Landlord reserves the right to require Tenant to pay as an Additional Rent hereunder a late charge in the sum of five (5%) percent of the subject installment of Net Basic Rent and/or Additional Rent accepted by the Landlord after the due date. Tenant has agreed to pay the aforesaid late charge to Landlord in recognition of Landlord's administrative expenses attenant upon late payment. Additionally, Tenant is responsible for interest on unpaid Net Basic Rent and/or Additional Rent at the rate of eighteen (18%) percent per annum or the usury rate, if less, measured from the due date.

Section 32.18 In the event Landlord institutes suit on account of Tenant default or threatened default under this Lease, Tenant agrees to reimburse Landlord for all reasonable expenses incurred by Landlord in connection therewith including but not limited to reasonable attorneys' fees. Tenant also agrees to reimburse Landlord its said reasonable expenses in connection with any and all other remedies pursued by Landlord hereunder, including but not limited to eviction.

Section 32.19 Omitted

Section 32.20 TENANT WAIVES ABSOLUTELY IN ANY AND ALL EVICTION/DISPOSSESS LITIGATIONS INITIATED BY LANDLORD THE RIGHT TO TRIAL BY JURY AND REMOVAL (BY STATUTE OR RULE OF COURT) FROM SUPERIOR COURT-SPECIAL CIVIL PART (FORMERLY KNOWN AS DISTRICT COURT) TO SUPERIOR COURT LAW DIVISION OR CHANCERY DIVISION. TENANT ALSO WAIVES TRIAL BY JURY IN ALL OTHER ACTIONS ARISING OUT OF OR IN CONNECTION WITH THIS LEASE.

Section 32.21 Tenant's covenants to pay Net Basic Rent and additional rent hereunder and Landlord's covenants of every description shall be deemed independent covenants.

Section 32.22 In the event of any conflicts herein as respects Landlord's rights and/or duties/liabilities, that which expends Landlord's rights and reduces Landlord's duties/liabilities shall prevail and control. And if any of the terms or conditions herein are deemed unenforceable, the parties' intent is that the same to be reformed by the Court in such manner as, to the extent permitted by law, to maximize Landlord's rights and minimize Landlord's duties/liabilities.

Section 32.23 Tenant will supply and maintain at its own expense any fire extinguishers, or other fire prevention equipment required by law, rules, ordinances and regulations of any governmental authority having jurisdiction in the premises, and shall at its own expense comply with recommendations of insurance services office and/or mutual service office and/or any insurance companies or fire insurance rating organizations or any other body duly constituted and exercising similar functions by Landlord and/or the insurer. If the same may be removed without damage to the Demised Premises, Tenant may remove at the end of the term any and all upgrades made by it to the fire suppression system at the Demised Premises.

Section 32.24 At any time the withholding or setting off of Net Basic Rent is extended to Tenant, as a remedy herein, if any (Tenant shall not be entitled to the same unless set forth with specificity herein), and if and to the extent it shall be ultimately decided that Tenant's withholding or setting off was improper, Tenant shall, in addition to the repayment of the improper withholding or set off, pay to Landlord interest thereon at the annual rate equal to five (5%) percent above the then current prime interest rate as published by the Wall Street Journal, which interest shall commence to run as of the date of payment where setting off or improper withholding was made and which sums, including the said interest, shall be deemed to constitute additional rent.

Section 32.25 Except as otherwise specifically provided in this Lease, as to operative time periods, if Tenant has the right to terminate this Lease, it shall be deemed to have waived such right of termination, if it fails to give Landlord written notice thereof within thirty (30) days after receipt of a written notice from Landlord requesting Tenant to advise Landlord as to whether Tenant elects to exercise its right of termination.

Section 32.26 Service of process, summons, complaint and all other suit papers on Tenant is valid and effective and shall confer personal jurisdiction over Tenant in the State Courts of New Jersey if the same is made pursuant to Rules of Court or by certified mail upon Kalin and Associates, P.C., 494- 8th Avenue, Suite 800, New York, N.Y., 10001.

Section 32.27 The parties agree that the rule of construction of a Lease ambiguity against the Landlord and/or against the draftsman shall have no application in the event of a dispute between the Landlord and Tenant.

ARTICLE 33 METHOD OF PAYMENT

Except as herein otherwise expressly provided, all amounts payable under this Lease shall be payable by check drawn to the order of the Landlord or its designees. In addition to Landlord's rights under Article 15, Landlord may also terminate this Lease if Tenant is habitually late with Net Basic Rent and Additional Rent payments. Habitually late payment is defined as paying Net Basic Rent fifteen (15) days after the due date on three (3) or more occasions during any twelve (12) month period of the Lease term. Landlord reserves the right to not terminate the Lease as above but may require Tenant to pay all future Net Basic Rent and Additional Rent payments by certified or bank check upon written notice to Tenant.

ARTICLE 34 OMITTED

ARTICLE 35 ACCORD AND SATISFACTION

No payment by Tenant or receipt by Landlord of a lesser amount than the monthly Net Basic Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated net Basic Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Net Basic Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Net Basic Rent or pursue any other remedy in this Lease provided.

ARTICLE 36 LANDLORD'S NON-LIABILITY FOR DAMAGES

It is expressly agreed and understood by and between the parties to this Lease that the Landlord, its agents, servants and employees shall not be liable for any damage or injury to Tenant and/or business property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of premises, including the Demised Premises or from any damage or injury resulting or arising from any other cause or happening whatsoever unless such damage arises out of the grossnegligence of Landlord, its agents, servants and employees.

Landlord, its agents, servants and employees shall not be liable for any damages or losses to property entrusted to them nor for loss by theft, nor for any and all manner of consequential damages (including, but not limited to, business interruption)-regardless of whether their negligence or breach of Lease covenants may create or contribute to the same. Tenant and all those claiming through Tenant shall in all events of Landlord liability to Tenant for damages or losses and the like, if any, look solely to the equity of Landlord in the land and building for the satisfaction of Tenant's rights and remedies and this provision shall not terminate in the event of assignment of this Lease by Landlord. It is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions warranties and obligation of this Lease and those implied and created by law, if any, shall in no event exceed the loss of its equity in the land and building and Tenant shall look solely to the same for satisfaction of any judgment against Landlord. Stated otherwise, notwithstanding anything to the contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or on the part of the partners of Landlord with respect to any of the terms, covenants and conditions of this Lease, and liability created or implied by law, and Tenant shall look solely to the equity, if any, of Landlord in the land and building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord or liability of Landlord created or implied by law; such exculpation of personal liability to be absolute and without any exception whatsoever.

All limitations of Landlord liability contained in this Lease are intended to be supplementary to one another; if there be a conflict, that which affords the Landlord the most expansive limitation of liability shall control. If any of the clauses limiting Landlord's liability in this Lease shall be unenforceable, it is the parties intention that the court shall construe or reform the same to afford Landlord the most expansive limitation of liability the court will permit.

ARTICLE 37 NON-ABATEMENT OF NET BASIC RENT

Except as expressly set forth herein, no abatement of diminution or reduction of the Net Basic Rent or additional rent payable by Tenant under this Lease shall be claimed by or allowed to Tenant for any inconvenience, interruption, cessation or loss of business or otherwise, caused directly or indirectly by any present or future laws, rules, requirements, orders, directions, ordinances or regulations of the United States of America, or of the state, county or city governments, or of any other municipal, governmental or lawful authority whatsoever, or by priorities, rationing or curtailment of labor or materials, or by war or any matter or thing resulting therefrom, or, except as provided in this Lease, by any other cause or causes beyond the control of Landlord, nor shall this Lease be affected by any such causes.

ARTICLE 38 ATTORNMENT

Tenant shall, if requested by a mortgagee of the premises at any time, or in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by the Landlord covering the Demised Premises, attorn to the mortgagee or purchaser upon any such foreclosure or sale and if requested, recognize such purchaser as the Landlord under this Lease.

ARTICAL 39 RELEASE AND WAIVER OF SUBROGATION

Landlord and Tenant hereby release the other and their agents, contractors, servants, employees and licensees from any and all liability or responsibility (to the releasor or anyone claiming through or under them by way of subrogation or otherwise under fire and extended coverage and other casualty insurance policies) with regard to fire and other insured casualty losses required to be insured against hereunder and notwithstanding such fire or other covered casualty shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible and notwithstanding the insurance may not have been obtained; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the right of the releasor to recover thereunder and this release shall operate only to the extent of the loss payable thereunder. Each of Landlord and Tenant agrees that its policies will include such a clause or endorsement so long as they shall not be charged extra therefor, or so long as the other party pays such extra cost. If extra cost shall be chargeable therefor, each party shall notify the other party thereof and of the amount of the extra cost, and the other party shall be obligated to pay the extra cost if it wishes this paragraph to apply with respect to such insurance. If such clause or endorsement is not available, at any cost, then the provisions of this paragraph shall not apply to the policy or policies in questions and casualties against which they insure.

Anything above to the contrary notwithstanding, Tenant waives all claims against Landlord on account of which Tenant is required hereunder to maintain insurance, and agrees to look solely to the insurance proceeds on account of the claim, any negligence act or omission of Landlord, its agents, servants, employees or representatives, successors and assigns notwithstanding. Tenant agrees that, in no event shall any right of subrogation be asserted by any insurer or otherwise against Landlord for any injury, damage or loss suffered by Tenant or others, whether due to negligence or otherwise, and all insurance policies to be secured by Tenant as hereinabove set forth shall contain an unqualified waiver of subrogation clause with respect to Landlord, its agents, servants, employees and representatives, successors and assigns, and the certificates to be produced by Tenant contemporaneously herewith shall so recite. Tenant shall give immediate notice to Landlord in case of fire or accidents to or any defects in any fixtures or equipment of the building and premises referred to within this Lease

ARTICLE 40 LANDLORD'S WORK

Landlord agrees to complete not later than 12/31/03, in a workmanlike manner, the certain work as more particularly set forth on Exhibit C annexed hereto and made a part hereof. Any other work performed by Landlord on the Demised Premises shall be at the cost and expense of Tenant.

Landlord shall not be in default under this Article or liable to Tenant in any manner or for any damages by reason of delays in the performance of any covenant or condition in this article.

ARTICLE 41 OMITTED

ARTICLE 42 PAYMENT OF UTILITIES

Payment of all utilities shall be at the sole cost and expense of Tenant, and Landlord reserves the right to install separate meters for same at Tenant's cost (including required deposits). In the event utility services including, but not limited to, electric, gas, and water, are provided by Landlord to Tenant and other tenants occupying a portion of the building of which the Demised Premises form a part, Tenant agrees to pay its proportionate share thereof upon submission of invoice from Landlord to Tenant. Proportionate share for these purposes shall be a fraction, the numerator of which is the square footage of the Demised Premises and the denominator of which is the total square footage of all tenants to whom Landlord supplies the utility (i.e. not separately metered to the Tenant). In the event, however, Tenant's business operation in the Demised Premises, in the sole judgment of Landlord, uses a disproportionate amount of utility services in relation to Tenant's proportionate share, Landlord reserves the right from time to time to employ an engineer at Tenant's expense to analyze and apportion said utility charges among the various tenants utilizing same or to submeter Tenant's consumption (cost of submeter to Tenant including required deposits). Landlord reserves the right to interrupt the provision of utilities when required by reason of accident or of repairs, alterations or improvements. Landlord shall not be liable in damages or otherwise for any failure to furnish or interruption of utilities, and Tenant Net Basic Rent and other covenants shall be unaffected thereby (no abatement). Tenant shall be responsible for the payment of any utility assessment, charge, deposit or connection fee required as a result of a change in or alteration of the utility after the commencement date oft the Lease.

ARTICLE 43 CONDITION OF PREMISES AT COMMENCEMENT

Landlord agrees that it shall deliver the Demised Premises to Tenant at commencement hereunder "as is" subject to ARTICLE 40
LANDLORD'S WORK. Tenant acknowledges that it has inspected the Demised Premises as outlined in red on Exhibit A.

ARTICLE 44 HOLDING OVER

In the event that the Tenant shall remain in the Demised
Premises after the expiration of the term of this Lease or earlier termination of this Lease without having executed a new written Lease with the Landlord, or in the event there shall then remain at the Demised Premises any of Tenant's personal property or disrepair which it is Tenant's obligation hereunder to correct (any and all of which are hereinafter referred to as "holding over"), such holding over shall not constitute a renewal or extension of this Lease. The Landlord may, at its option, in the event of such holding over, elect to treat the Tenant as one who has not removed at the end of its term, and thereupon be entitled to all the remedies against the Tenant provided by law in that situation, or the Landlord may elect, at its option, to construe such holding over as a tenancy from month to month, subject to all the terms and conditions of this Lease, except as to duration thereof, and monthly Net Basic Rent and additional rent shall be due in either of such events (Landlord treats as hold over or month to month tenant) at the rate of four (4) times that called for herein for the last month of the Lease term ("holdover rent") and shall be payable during the period of Tenant's holding over after the expiration of the Lease term or earlier Lease termination as the case may be. Tenant shall be responsible for hold over rent for the entire month of any month during which it holds over as above for any portion thereof. Landlord shall have no responsibility to give Tenant any notice in connection with assessments made herein.

Notwithstanding payment of hold over rent, Tenant shall also remain responsible to Landlord for all consequential damages resulting from Tenant's holding over, since the parties agree that in the event of a holdover by Tenant, the Landlord's actual damages (including consequential damages) will be no less than, and may exceed, that compensated for by holdover rent.

ARTICLE 45 GOVERNMENTAL PERMITS

Except for a local Certificate of Occupancy, all governmental permits or licenses for Tenant to occupy the Demised
Premises shall be obtained by Tenant at its sole cost and expense.

ARTICLE 46 ENVIRONMENTAL MATTERS

Section 46.1 Tenant warrants and represents that its intended occupancy of the Demised Premises is as set forth in
ARTICLE 9 USE OF PREMISES-COMPLIANCE WITH ORDERS, ORDINANCES, ETC. The Standard Industrial Classification (SIC) of Tenant is 3679 as defined in the Standard Classification Manual published by the Executive Office, of the President, Office of the Management and Budget (1987 ed.). Tenant's occupancy of the premises during the entire term of this Lease is restricted to such classification unless prior consent, in writing, from the Landlord, is obtained by the Tenant to modify the same. Tenant's change of such classification without Landlord's prior written consent shall, at the option of the Landlord, constitute a default hereunder. Prior to the commencement date of the term and each twelve (12) months thereafter, Tenant shall supply to Landlord an Affidavit of an officer of Tenant ("Officer's Affidavit") setting forth Tenant's S.I.C. number as above and a detailed description of the operation and processes Tenant will undertake and substances it will store or handle at the premises, organized in the form of a narrative report, including a description and quantification of toxic and hazardous and flammable and explosive substances and wastes generated, manufactured, refined, transported, treated, stored, handled or disposed of at the premises (this is not intended to constitute approval thereof). Notwithstanding the foregoing, the following commencement of the Lease term, Tenant shall notify Landlord by way of Officer's Affidavit as to any changes in Tenant's operation, S.I.C. number or use and generation of toxic or hazardous substances and wastes (this is not intended to constitute approval thereof).

Section 46.2 Tenant shall comply with the New Jersey
Industrial Site Recovery Act, N.J.S.A. 13:1K-6 et seq. (ISRA) (formerly known as New Jersey Environmental Cleanup Responsibility Act (ECRA)) in connection with its use and occupancy of he Demised Premises. In furtherance of this obligation, Tenant, at least six (6) months prior to its closing, terminating or transferring the operations at or from the Demised Premises, shall notify the New Jersey Department of Environmental Protection (NJDEP) of such intention and shall thereafter prosecute its application for NJDEP approval of such closing, terminating or transferring operations, which approval shall be received by the Tenant (with a copy to Landlord) on or before the date of such closing, terminating or transferring operations. Tenant shall supply Landlord with copies of all filings and communications between or among the Tenant, its representatives and consultants, and the NJDEP so that at all times the Landlord is kept currently apprised of the status of the application for NJDEP approval. If, for any reason, NJDEP approval has not been received by the Tenant prior to the intended date of closing, terminating or transferring operations, Tenant shall obtain consent of NJDEP to the immediate reletting of the Demised Premises by the Landlord on such terms and conditions as NJDEP may impose. Tenant shall comply therewith, and if determined by Landlord to be necessary will bond the same through a reputable surety, whereupon Tenant may terminate, close or transfer operations. If ISRA does not apply to Tenant's use and occupancy of the Demised Premises, Tenant shall provide Landlord at the event of the termination of the term of each portion of the Demised Premises with a letter of non-applicability from NJDEP.

Section 46.3 Tenant further warrants and represents that from the commencement date of this Lease and during the term thereof, it will promptly give Landlord notice of any lien of which Tenant is aware that is about to be attached or attached to any revenues or any real or personal property owned or leased by the Tenant or any tenant or subtenant or operator of any property owned or leased by it and located in the State of New Jersey, including, but not limited to, the Demised Premises, as a result of the chief executive of the New Jersey Spill Compensation Fund expending monies from said fund to pay for "Damages", as such term is defined in N.J.S.A. 58:10-23.11 (g) and/or "Cleanup and Removal Costs", as such term is defined in N.J.S.A.58:10-23.11b(d), arising from any intentional or unintentional act or omission of the Tenant, or any subtenant of the Demised Premises resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances" into the waters of the State of New Jersey or onto lands of the State of New Jersey where damage may have resulted to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey. Tenant shall comply with and not violate the New Jersey Spill Compensation Act.

Tenant represents that it has never been cited for a violation of any environmental statutes, federal, state, county or local.

The Tenant has not received a summons, citation, directive, letter or other communication, written or oral, from the State of New Jersey Department of Environmental Protection concerning any intentional or unintentional act or omission on its part resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", into the waters or onto the lands of the State of New Jersey, resulting in damage to the lands, water, fish, shellfish, wildlife, biota, air or other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey.

Section 46.4 In the event that there shall be filed a lien against the Demised Premises or building of which the Demised Premises is a part by the New Jersey Department of Environmental Protection, pursuant to and in accordance with the provisions of N.J.S.A.58:10-23.11(f), as amended by L.1985, c. 11 (1984 Senate
1423), as a result of the chief executive of the New Jersey Spill Compensation Fund having expended monies from said fund to pay for "Damages", as such term is defined in N.J.S.A.58:10-23.11g, and/or "Cleanup and Removal Acts", as such term is defined in N.J.S.A.58:10-23.11b(d), arising from an intentional or unintentional act or omission of Tenant, its subtenants, agents, servants, employees, visitors, invitees or independent contractors, or third parties over whom no control is exercised (Proportionate Share per Article 2 TENANT'S PROPORTIONATE SHARE for third parties), resulting in the releasing, spilling, pumping, pouring, emitting, emptying or dumping of "Hazardous Substances", as such term is defined in N.J.S.A.58:10-11b(k) into the waters of the State of New Jersey or onto lands located in the State of New Jersey then Tenant shall, within thirty (30) days from the date that the lien was placed against the Demised Premises or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Demised Premises to be sold pursuant to the lien, either (i) pay the claim and remove the lien from the Demised Premises, or (ii) furnish (1) a bond satisfactory to the Landlord in the amount of the claim out of which the lien arises, (2) post a cash deposit in the amount of the claim out of which the lien arises, or (3) post other security reasonably satisfactory to the Landlord in the amount sufficient to discharge the claim out of which the lien arises.

Section 46.5 In the event Tenant shall violate this Article or ARTICLE 9 USE OF PREMISES-COMPLIANCE WITH ORDERS, ORDINANCES, ETC. or in any way conduct its operations at the Demised Premises or permit the Demised Premises or common areas if any to be used or maintained so as to subject the Landlord, the Tenant, or the premises to a claimed violation, Tenant shall immediately remedy and fully cure such condition at its own cost and expense and shall indemnify and save the Landlord harmless from any and all damages, remedial orders, judgments or decrees and all costs and expenses related thereto or arising therefrom, including, but not limited to attorneys' and consultants' fees, cleanup, removal and restoration costs and lost rentals. It is expressly understood and agreed that in the event there are any obligations of Tenant with respect to payment or performance as required under the terms and conditions of this Article or elsewhere herein that shall not have been performed or paid prior to the expiration or termination of this Lease, such obligations, including, but not limited to, the obligation to remedy and cure any such condition at its sole cost and expenses and to indemnify Landlord as aforesaid, shall survive the expiration or termination of this Lease and surrender of the Demised Premises by the Tenant to the Landlord.

Section 46.6 Additionally, Tenant covenants, warrants and represents that:

1. Tenant shall promptly provide Landlord with all documentation and correspondence provided to NJDEP pursuant to the Worker and Community right to Know Act, N.J.S.A.34:5A-1 et seq and the regulations promulgated thereunder ("Right to Know
Act").

2. Tenant shall promptly supply to Landlord all reports and notices made by Tenant pursuant to the Hazardous Substances discharge-Reports and Notices Act, N.J.S.A.13:K-15 et seq and the regulations promulgated thereunder ("Report and Notices Act").

3. Tenant shall promptly supply Landlord with any notices, correspondence and submissions made by Tenant to NJDEP, the United States Environmental Protection Agency (EPA), the United States Occupational Safety and Health Administration (OSHA), or any other local, state or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or substances, Tenant shall also supply
Landlord with any notices or correspondence made to tenant by any of the above agencies.

Section 46.7 Anything above to the contrary notwithstanding, Tenant shall be responsible for all environmental violations on or within the Demised Premises, or common areas if any, but the Tenant will have no responsibility for violations of environmental statutes, ordinances, rules and regulations to the extent that the same (a) existed before commencement of the Lease term, or, (b) if, the Demised Premises be located in a multi-tenant building, were created by another tenant of Landlord at the building (as contrasted to a subtenant of Tenant), and Tenant shall have the burden of proving the same ((a) or (b)) by clear and convincing evidence. Tenant shall also be responsible for violations created by third parties over whom Tenant does not exercise control and for whom it has no legal responsibility (Proportionate Share per Article 2 TENANT'S PROPORTIONATE SHARE) (for these purposes, each party is deemed to "control" and have legal responsibility for its agents, servants, employees, representatives, independent contractors, visitors or invitees). Anything above to the contrary notwithstanding, Landlord does not have any presently outstanding notices of environmental law at the Demised Premises.

ARTICLE 47 ENVIRONMENTAL INSPECTION

Anything hereinabove to the contrary notwithstanding, between one hundred eighty (180) and sixty (60) days, before the end of the Lease term, at Landlord's option, an engineer and/or testing company selected by the Landlord will conduct an inspection of the Demised Premises for compliance with all applicable environmental statutes, ordinances, rules and regulations. The expense of the inspection and testing is to be borne by the Tenant if the report reveals violation by Tenant of its Article 46 covenants. To the extent that the inspection report of the engineer reveals violations by tenant of its
Article 46 covenants, the Tenant will remove the same at its expense not later than the termination of the Lease term subject, however, to the limitations on Tenant's responsibility set forth elsewhere herein, to wit: Landlord is responsible for environmental violations pre-existing the original date of Tenant's occupancy.

The obligations of Tenant set forth in this paragraph shall obtain notwithstanding the Tenant may receive or may have received from the New Jersey Department of Environmental Protection an Industrial Site Recovery Act letter of non-liability and/or a no further action letter. Furthermore, the obligations of Tenant set forth in this paragraph are not intended to limit Tenant's responsibility for compliance with applicable environmental laws relating to the Demised Premises, but are in addition thereto.

ARTICLE 48 LANDLORD CONSENT

At any time hereunder that Landlord consent is required and it is stated that the same shall not be unreasonably withheld, Tenant's sole remedy, should it demonstrate the withholding of consent was unreasonable (which demonstration shall be by clear and convincing evidence), shall be specific performance to compel the consent. It shall not be unreasonable for Landlord to condition its review of Tenant's request for consent upon Tenant's payment in advance of Landlord's reasonable attorneys' fees.

ARTICLE 49 OCCUPANCY PRIOR TO COMMENCEMENT

Tenant is hereby given the right, prior to the Commencement
Date hereunder, if Demised Premises is vacant (prior Tenant's Lease has terminated) to enter in the Demised Premises for purposes of moving its machinery, fixtures, and/or equipment, it being expressly understood, however, that Tenant shall in no way interfere with Landlord's work. Landlord shall not be responsible for any of Tenant's property on the Demised Premises and Tenant further agrees that, if required, its work shall be performed by union labor, provided however Landlord's men are on said premises. Tenant's use of the premises pursuant to this paragraph shall be conditioned upon receipt of insurance coverages as set forth in ARTICLE 6 INSURANCE hereof. Tenant shall also pay all operating expenses and taxes associated with the Demised Premises and will be responsible for all other lease covenants except Net Basic Rent until commencement.

ARTICLE 50 RIGHT OF FIRST REFUSAL

The rentable area of the building of which the Demised
Premises is a part and which is outlined in green upon Exhibit D is currently vacant ("Unoccupied Space"). Landlord does hereby grant Tenant a first right of refusal to lease that available space, or any portion thereof, comprising approximately 3,806 (+ or -) square feet, on the following terms and conditions.

Landlord shall provide Tenant with a copy of a bona fide offer to lease all or any portion of the aforesaid 3,806 (+ or -) square feet of Unoccupied Space. Within five (5) business days thereafter Tenant, if it so elects, may choose by written notice to Landlord to lease the same portion of the Unoccupied Space on the same terms and conditions as said offer, except as set forth below. If Tenant timely exercises its right of first refusal, ("exercise date") and if the conditions referred to elsewhere herein are satisfied, the Demised Premises as defined in ARTICLE 1 PREMISES-TERM OF LEASE shall thereupon be expanded to include the subject portion of the aforesaid 3,806 (+ or -) square feet of Unoccupied Space and Tenant's ARTICLE 2 TENANT'S PRO RATA PORTION OF THE BUILDING shall thereupon be expanded to that percentage which is equivalent to a fraction, the numerator of which is the total square feet of floor space of the Demised Premises expanded to include the said additional Demised Premises and the denominator of which is the total square feet of rentable floor space of the building of which the Demised Premises is a part, and ARTICLE 5 SECURITY DEPOSIT BY TENANT shall thereupon be supplemented to constitute an amount equal to one (1) months rent for the Demised Premises as so expanded, and Net Basic Rent shall thereupon be increased in accordance with the terms and conditions of said offer for the additional Demised Premises. Should Tenant not provide written notice to Landlord as above within the aforesaid five (5) day period, this right of first refusal and any and all other claims of the Tenant to rights in all or any portion of the aforesaid 3,806 (+ or -) square feet of Unoccupied Space shall be deemed irrevocably waived by Tenant. Time is of the essence.

If the "exercise date" is on other than the first day of the month, rent (Net Basic Rent and Additional Rent) for the month during which exercise takes place shall be apportioned.

If the first right of refusal is timely exercised as above, then except as set forth above, all other terms, covenants and conditions of this Lease shall apply to the additional Demised
Premises.

Tenant shall not have any right of first refusal except as hereinabove set forth, and Tenant shall be deemed to have waived irrevocably this right of first refusal should it be in default after applicable cure period of any Lease covenant at the time its exercise is due hereunder or shall fail to cure the same after applicable cure period if at the time of exercise the cure period has not expired and/or should it not be in occupancy of the Demised premises at the "exercise date" other than during the period prior to Tenant's initial occupancy of the Demised Premises. This right of first refusal is not assignable by Tenant.


IN WITNESS WHEREOF, the said parties have caused these presents to be signed by their proper authorized corporate officers and general partners and have caused their proper corporate seal to be hereto affixed, the day and year first above written.


AMB PARTNERS II, L.P., a
Delaware limited partnership,

By: AMB Property, L.P. , a Delaware
limited partnership, its
General Partner

By: AMB Property Corporation, a
Maryland Corporation, its General Partner


MICROWAVE CONCEPTS, INC.
A Delaware Corporation